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                                                                    EXHIBIT 11
                                   KEYCORP
                  COMPUTATION OF NET INCOME PER COMMON SHARE
               (dollars in thousands, except per share amounts)



                                                                               Year ended December 31,
                                                          ----------------------------------------------------------
                                                                    1994                1993               1992
                                                          ----------------------------------------------------------
NET INCOME APPLICABLE TO COMMON SHARES
     Net income                                                    $853,490            $709,926          $592,098
     Less: Preferred dividend requirements                           16,000              18,097            24,029
                                                          -----------------   ------------------   -----------------
     Net income applicable to Common Shares                        $837,490            $691,829          $568,069
                                                          =================   ==================   =================

NET INCOME PER COMMON SHARE
     Weighted average Common Shares outstanding                 243,067,487         239,775,188       235,004,821
                                                          =================   ==================   =================
     Net income applicable to Common Shares                        $837,490            $691,829          $568,069
                                                          =================   ==================   =================
     Net income per Common Share                                      $3.45               $2.89             $2.42
                                                          =================   ==================   =================

NET INCOME PER COMMON SHARE -- PRIMARY
     Weighted average Common Shares outstanding                 243,067,487         239,775,188       235,004,821
     Dilutive common stock options (1)                            2,398,245           1,803,680         1,977,550
                                                          -----------------   ------------------   -----------------

     Weighted average Common Shares and Common Share
       equivalents outstanding                                  245,465,732         241,578,868       236,982,371
                                                          =================   ==================   =================
     Net income applicable to Common Shares                        $837,490            $691,829          $568,069
                                                          =================   ==================   =================
     Net income per Common Share                                      $3.41               $2.86             $2.40
                                                          =================   ==================   =================

NET INCOME PER COMMON SHARE -- FULLY DILUTED
     Weighted average Common Shares outstanding                 243,067,487         239,775,188       235,004,821
     Dilutive common stock options (1)                            2,400,089           1,944,892         2,781,189
                                                          -----------------   ------------------   -----------------
     Weighted average Common Shares and Common Share
       equivalents outstanding                                  245,467,576         241,720,080       237,786,010
                                                          =================   ==================   =================
     Net income applicable to Common Shares                        $837,490            $691,829          $568,069
                                                          =================   ==================   =================
     Net income per Common Share                                      $3.41               $2.86             $2.39
                                                          =================   ==================   =================



(1)  Dilutive common stock options are based on the treasury stock method using average market price in computing net income per Common Share -- primary, and the higher of period-end market price or average market price in computing net income per Common Share -- fully diluted.

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